CONSENT OF AMEC AMERICAS LIMITED

In connection with NovaGold Resources Inc.’s registration statement on Form F-10 originally dated December 16, 2011, and any amendments thereto and any registration statements filed pursuant to Rule 429 under the United States Securities Act of 1933, as amended, and any documents incorporated by reference therein (the “Registration Statement”), I, Steve Toevs, on behalf of AMEC Americas Limited, hereby consent to references to AMEC Americas Limited’s name and to its involvement in the preparation of the technical reports entitled “Donlin Creek Gold Project, Alaska, USA NI 43-101 Technical Report” dated April 1, 2009 and the December 2011 update (NovaGold Resources Inc.’s press release dated Dec. 5th, 2011), and “Galore Creek Copper-Gold Project NI 43-101 Technical Report on Pre-Feasibility Study, British Columbia – Canada” dated September 12, 2011 (collectively, the “Technical Reports”) in the Registration Statement, and to the inclusion and incorporation by reference of information derived from the Technical Reports in the Registration Statement.

DATED:    5th of January, 2012

/s/ Steve Toevs
On behalf of AMEC Americas Limited
Name: Steve Toevs
Title: V.P. Resources, Natural Resources America